Exhibit 1

Westpac
Pillar 3 Report

June 2009

Incorporating the requirements of
Australian Prudential Standard APS 330

Westpac Banking Corporation ABN 33 007 457 141

CONTENTS		Pillar 3 Report June 2009

1.	INTRODUCTION		3

2.	SCOPE OF APPLICATION		4

	Table 1	Scope of application	4

3.	SNAPSHOT OF REGULATORY CAPITAL RATIOS		5

	Table 16 (e)	Capital ratios	5

4.	PRUDENTIAL DISCLOSURES		6

	4.1 Summary Credit Risk Disclosures		6

	4.2 Capital		7

	Table 16 (a-d)	Capital adequacy	7

	4.3 Credit Risk		8

	Table 17 (a)	Total regulatory credit exposures by portfolio & major type (EAD)	8

	Table 17 (b)	Impaired & past due facilities, specific provisions, charges for specific provision & write-offs	9

	Table 17 (c)	Provisions/reserves for credit impairment including general reserve for credit losses	11

Disclosure regarding forward-looking statements			12

In this report:

•                  References to ‘Westpac’, ‘The Westpac Group’ and ‘Group’ mean Westpac Banking Corporation ABN 33 007 457 141 and its subsidiaries unless they clearly mean just Westpac Banking Corporation; and

•                  References to ‘St.George Bank’ and ‘St.George’ mean St.George Bank Limited ABN 92 055 513 070 and its subsidiaries unless they clearly mean just St.George Bank Limited.

•                  References to information available on our website or any other website is solely for the convenience of the reader and none of the information contained in or otherwise accessible through our website or any other website is incorporated by reference in this report.

1.	INTRODUCTION	Pillar 3 Report June 2009

Westpac has been accredited by the Australian Prudential Regulation Authority (APRA) and Reserve Bank of New Zealand (RBNZ) to apply the most advanced models permitted by the global capital adequacy regime commonly known as Basel II to the measurement of its regulatory capital requirements. Westpac uses the Advanced Internal Ratings Based approach (Advanced IRB) for credit risk and the Advanced Measurement Approach (AMA) for operational risk.

In accordance with the Australian Prudential Standard APS 330 Capital Adequacy: Public Disclosure of Prudential Information (APS 330), financial institutions that have received this accreditation, such as Westpac, are required to disclose prudential information about their risk management practices on a semi-annual basis. A subset of this information must be disclosed quarterly.

This report is Westpac’s disclosure for the three months ended 30 June 2009 under these prudential disclosure requirements. Westpac’s prior disclosures are available at www.westpac.com.au/investorcentre.(1)

St.George Bank

St.George Bank has been accredited by APRA to apply the Standardised approach(2) to the measurement of its regulatory capital requirements for credit and operational risk. Accordingly, for the purposes of this report, St.George credit exposures are classified according to whether they arise from the lending (Standardised — St.George) or securitisation (Securitisation — St.George) businesses of St.George. St.George’s market risk and equity risk regulatory capital are measured on the same basis as the rest of The Westpac Group and there is no requirement to hold regulatory capital for St.George’s Interest Rate Risk in the Banking Book.

The Structure of Westpac’s Pillar 3 Report as at 30 June 2009

The next three chapters of this report present the prudential assessment of Westpac’s risk exposures.

The tables in each chapter retain the numbering used in APS 330 Attachment B in order to facilitate comparisons between different banks’ disclosures.

Chapter 2 defines the scope of application of this report.

Chapter 3 presents regulatory capital ratios for Westpac and its significant subsidiary banks.

Chapter 4 presents the prudential disclosures.

•              section 4.1 presents a summary of the disclosures for 30 June 2009.

•              section 4.2 presents the prudential capital requirements for Westpac. This section includes APS 330 table 16.

•              section 4.3 tabulates Westpac’s credit risk exposures. This section includes APS 330 table 17.

(1)          To view Westpac’s prior Pillar 3 Reports, please visit www.westpac.com.au/investorcentre then select ‘Presentations’, then ‘Latest’.

(2)          The Standardised approach applies regulator-determined risk-weights to asset classes (credit risk) and business income (operational risk).

2.	SCOPE OF APPLICATION	Pillar 3 Report June 2009

Table 1                                     Scope of application

Applicable entity for prudential information disclosure purposes

Westpac seeks to ensure that it is adequately capitalised at all times on both a stand-alone and Group basis. APRA adopts a tiered approach to measuring Westpac’s capital adequacy by assessing the financial strength at three levels (defined below). The Westpac Group is prescribed by APRA as a Level 3 entity.

Level 1: An Extended Licensed Entity (ELE) comprises each authorised deposit-taking institution within the Group and any subsidiaries of those institutions that have been approved by APRA as being part of a single ‘stand-alone’ entity.

At 30 June 2009 there were two Level 1 ELEs in The Westpac Group: Westpac’s Australian banking business; and St.George Bank.

Level 2: The consolidated banking group, comprising all ELEs and all subsidiaries unless specifically excluded by regulations. Wealth management subsidiaries are outside the Level 2 Westpac Banking Group.

There are two Level 2 entities in The Westpac Group. The St.George Banking Group is a Level 2 entity in its own right, which also forms part of the Level 2 Westpac Banking Group.

Level 3: The conglomerate group at the widest level.

All tables in this report refer to the Level 2 Westpac Banking Group(1).

(1)          A glossary of technical terms used in this section can be found in Westpac’s Pillar 3 report for the period ended 31 March 2009, which is available at www.westpac.com.au/investorcentre then select ‘Presentations’, then ‘Latest’.

3.	SNAPSHOT OF REGULATORY CAPITAL RATIOS	Pillar 3 Report June 2009

This section presents the regulatory capital ratios for the Level 2 Westpac Banking Group and its significant subsidiary banks.

Table 16 (e)             Capital ratios

		Tier 1	Total regulatory	Tier 1	Total regulatory
		capital ratio	capital ratio	capital ratio	capital ratio
		30 Jun	30 Jun	31 Mar	31 Mar
		2009	2009	2009	2009
		%	%	%	%

Westpac Banking Group	Level 2	8.2%	11.0%	8.4%	11.4%

Westpac ELE	Level 1	10.1%	12.7%	10.5%	13.4%
Westpac New Zealand Limited		9.4%	12.4%	9.3%	12.1%

St.George Banking Group(1)	Level 2	7.6%	10.9%	7.5%	11.2%
St.George ELE	Level 1	8.0%	11.4%	8.0%	11.8%

(1)   St.George’s capital adequacy is measured using the standardised approach.

4.	PRUDENTIAL DISCLOSURES	Pillar 3 Report June 2009

4.1	SUMMARY CREDIT RISK DISCLOSURES

This section presents a summary of Westpac’s prudential credit risk disclosures

				Regulatory	Actual
				expected	losses for
		Risk	Regulatory	loss for	the 9 mth
	Exposure	Weighted	expected	non-defaulted	period	Impaired	Specific
	at default	Assets	loss(1)	exposures	ended(2)	loans	Provisions(3)
30 June 2009	$m	$m	$m	$m	$m	$m	$m
Corporate	89,666	51,977	1,363	469	6	1,326	887
Business lending	45,130	28,641	485	313	44	368	176
Sovereign	7,477	332	1	1	—	—	—
Bank	22,658	4,083	10	5	—	6	5
Residential mortgages	215,652	33,425	422	306	35	343	96
Australian credit cards	14,254	4,701	255	193	163	67	62
Other retail	4,865	4,545	183	140	88	65	40
Small business	9,081	3,455	121	80	47	57	26
Specialised lending(4)	29,225	29,392	910	488	33	657	293
Securitisation - Westpac	21,038	6,363	—	—	—	35	13
Standardised - Westpac	5,656	3,725	—	—	40	269	160
Securitisation - St.George	1,485	1,258	—	—	—	—	—
Standardised - St.George	121,125	72,905	—	—	134	900	395

Collective provisions for non-impaired assets							3,016
General reserve for credit losses adjustment							—
Total	587,312	244,802	3,750	1,995	590	4,093	5,169

				Regulatory	Actual
				expected	losses for
		Risk	Regulatory	loss for	the 6 mth
	Exposure	Weighted	expected	non-defaulted	period	Impaired	Specific
	at default	Assets	loss(1)	exposures	ended(2)	loans	Provisions(3)
31 March 2009	$m	$m	$m	$m	$m	$m	$m
Corporate	97,071	53,651	1,103	437	(2)	1,090	732
Business lending	45,539	28,233	452	301	29	203	90
Sovereign	5,705	358	1	1	—	—	—
Bank	22,400	4,272	10	5	—	7	5
Residential mortgages	207,052	32,553	423	309	22	318	85
Australian credit cards	14,145	4,725	264	200	108	67	64
Other retail	4,935	4,601	188	147	55	62	23
Small business	9,135	3,508	116	84	25	50	21
Specialised lending(4)	30,547	29,778	774	463	14	380	114
Securitisation - Westpac	20,978	6,561	—	—	—	43	12
Standardised - Westpac	6,187	4,167	—	—	42	240	144
Securitisation - St.George	1,292	1,043	—	—	—	—	—
Standardised - St.George	117,370	71,066	—	—	62	839	308

Collective provisions for non-impaired assets							2,885
General reserve for credit losses adjustment							—
Total	582,356	244,516	3,331	1,947	355	3,299	4,483

(1)          Includes regulatory expected loss for defaulted and non-defaulted exposures.

(2)          Westpac losses reported for the period from 1 October 2008. St.George losses reported for the period from 18 November 2008.

(3)          Specific Provisions are defined as the sum of Individually Assessed Provisions and Collectively Assessed Provisions for impaired assets.

(4)          Specialised lending: property & project finance.

4.2	CAPITAL	Pillar 3 Report June 2009

This section presents Westpac’s prudential capital requirements.

Table 16 (a-d)       Capital adequacy

				Capital				Capital
	Risk Weighted Assets			Required(1)	Risk Weighted Assets			Required(1)	Risk
	On balance	Off balance			On balance	Off balance			Weighted
	sheet	sheet	Total	Total	sheet	sheet	Total	Total	Assets
	30 Jun	30 Jun	30 Jun	30 Jun	31 Mar	31 Mar	31 Mar	31 Mar	31 Mar 2009
	2009	2009	2009	2009	2009	2009	2009	2009	to 30 Jun 2009
Credit risk	$m	$m	$m	$m	$m	$m	$m	$m	% Mov’t
Corporate	29,441	22,536	51,977	4,158	30,575	23,076	53,651	4,292	(3)
Business lending	23,855	4,786	28,641	2,291	23,252	4,981	28,233	2,259	1
Sovereign	107	225	332	27	100	258	358	29	(7)
Bank	1,725	2,358	4,083	327	1,429	2,843	4,272	342	(4)
Residential mortgages	31,269	2,156	33,425	2,674	30,418	2,135	32,553	2,604	3
Australian credit cards	3,513	1,188	4,701	376	3,525	1,200	4,725	378	—
Other retail	3,970	575	4,545	364	4,024	577	4,601	368	(1)
Small business	3,056	399	3,455	276	3,105	403	3,508	281	(2)
Specialised lending(2)	25,301	4,091	29,392	2,351	24,974	4,804	29,778	2,382	(1)
Securitisation - Westpac	4,150	2,213	6,363	509	4,273	2,288	6,561	525	(3)
Standardised - Westpac	3,616	109	3,725	298	4,047	120	4,167	333	(11)
Total Westpac	130,003	40,636	170,639	13,651	129,722	42,685	172,407	13,793	(1)
Securitisation - St.George	698	560	1,258	101	540	503	1,043	83	21
Standardised - St.George
Corporate	11,391	445	11,836	947	11,296	515	11,811	945	—
Business lending	25,161	595	25,756	2,060	25,095	618	25,713	2,057	—
Sovereign	—	—	—	—	—	—	—	—	—
Bank	302	100	402	32	336	173	509	41	(21)
Residential mortgages	28,101	1,031	29,132	2,330	26,435	912	27,347	2,188	7
Australian credit cards	1,834	—	1,834	147	1,792	—	1,792	143	2
Other retail	3,690	255	3,945	316	3,643	251	3,894	311	1
Total St.George	71,177	2,986	74,163	5,933	69,137	2,972	72,109	5,768	3
Total credit portfolios	201,180	43,622	244,802	19,584	198,859	45,657	244,516	19,561	—
Equity risk			1,192	96			1,045	84	14
Market risk			8,127	650			8,003	640	2
Operational risk			19,588	1,567			19,319	1,545	1
Interest rate risk in the banking book			6,238	499			2,538	203	146
Other assets			3,978	318			4,608	369	(14)
Total			283,925	22,714			280,029	22,402	1

(1) Total capital required is derived by multiplying Total Risk Weighted Assets by 8%.

(2) Specialised lending: property & project finance.

4.3	CREDIT RISK	Pillar 3 Report June 2009

This section presents information about Westpac’s prudential credit risk exposures.

Table 17 (a)            Total regulatory credit exposures by portfolio & major type (EAD)

	Exposure at default					Exposure at default
		Off balance sheet					Off balance sheet
		Non- market	Market				Non- market	Market			Average
	Drawn	related	related	Total		Drawn	related	related	Total		3 mths ended	31 Mar 2009
	30 Jun 2009	30 Jun 2009	30 Jun 2009	30 Jun 2009	30 Jun 2009	31 Mar 2009	31 Mar 2009	31 Mar 2009	31 Mar 2009	31 Mar 2009	30 Jun 2009	to 30 Jun 2009
	$m	$m	$m	$m	%	$m	$m	$m	$m	%	$m	% Mov’t
Corporate	42,261	39,081	8,324	89,666	15	46,598	39,206	11,267	97,071	17	93,369	(8)
Business lending	36,109	9,021	—	45,130	8	35,978	9,561	—	45,539	8	45,335	(1)
Sovereign	3,268	3,181	1,028	7,477	1	1,564	2,710	1,431	5,705	1	6,591	31
Bank	8,876	3,471	10,311	22,658	4	7,706	3,710	10,984	22,400	4	22,529	1
Residential mortgages	188,122	27,530	—	215,652	37	179,744	27,308	—	207,052	35	211,352	4
Australian credit cards	7,567	6,687	—	14,254	2	7,476	6,669	—	14,145	2	14,199	1
Other retail	3,813	1,052	—	4,865	1	3,863	1,072	—	4,935	1	4,900	(1)
Small business	7,477	1,604	—	9,081	2	7,512	1,623	—	9,135	2	9,108	(1)
Specialised lending(1)	24,998	4,227	—	29,225	5	25,366	5,181	—	30,547	5	29,886	(4)
Securitisation - Westpac	12,049	8,989	—	21,038	4	12,148	8,830	—	20,978	4	21,008	—
Standardised - Westpac	5,544	112	—	5,656	1	6,064	123	—	6,187	1	5,921	(9)
Securitisation - St.George	887	366	232	1,485	—	737	308	247	1,292	—	1,389	15
Standardised - St.George	116,682	3,857	586	121,125	20	112,871	3,499	1,000	117,370	20	119,247	3
Total	457,653	109,178	20,481	587,312	100	447,627	109,800	24,929	582,356	100	584,834	1

(1) Specialised lending: property & project finance.

4.3	CREDIT RISK	Pillar 3 Report June 2009

Table 17 (b)            Impaired & past due facilities, specific provisions, charges for specific provision & write-offs

	Items past 90 days
	but well secured			Impaired loans			Actual losses(2)
							For the 9 mth	For the 6 mth
	30 Jun	31 Mar	31 Mar 2009	30 Jun	31 Mar	31 Mar 2009	period ended	period ended
	2009	2009	to 30 Jun 2009	2009	2009	to 30 Jun 2009	30 Jun 2009	31 Mar 2009
	$m	$m	% Mov’t	$m	$m	% Mov’t	$m	$m
Corporate	42	1	large	1,326	1,090	22	6	(2)
Business lending	236	165	43	368	203	81	44	29
Sovereign	—	—	—	—	—	—	—	—
Bank	—	—	—	6	7	(14)	—	—
Residential mortgages	700	778	(10)	343	318	8	35	22
Australian credit cards	—	—	—	67	67	1	163	108
Other retail	—	2	(100)	65	62	6	88	55
Small business	79	68	15	57	50	13	47	25
Specialised lending(1)	222	243	(9)	657	380	73	33	14
Securitisation - Westpac	—	—	—	35	43	(20)	—	—
Total	1,279	1,257	2	2,924	2,220	32	416	251
Standardised - Westpac	23	22	7	269	240	12	40	42
Securitisation - St.George	—	—	—	—	—	—	—	—
Standardised - St.George	706	641	10	900	839	7	134	62
Total	2,008	1,920	5	4,093	3,299	24	590	355

(1) Specialised lending: project & property finance.

(2) Westpac losses reported for the period from 1 October 2008. St.George losses reported for the period from 18 November 2008.

4.3	CREDIT RISK	Pillar 3 Report June 2009

Table 17 (b)           Impaired & past due facilities, specific provisions, charges for specific provision & write-offs (Cont’d)

	Specific Provisions
				Collectively assessed provisions
	Individually assessed provisions			for impaired assets			Regulatory expected loss
	30 Jun	31 Mar	31 Mar 2009	30 Jun	31 Mar	31 Mar 2009	30 Jun	31 Mar	31 Mar 2009
	2009	2009	to 30 Jun 2009	2009	2009	to 30 Jun 2009	2009	2009	to 30 Jun 2009
	$m	$m	% Mov’t	$m	$m	% Mov’t	$m	$m	% Mov’t
Corporate	887	732	21	—	—	—	1,363	1,103	24
Business lending	163	87	87	13	3	321	485	452	7
Sovereign	—	—	—	—	—	—	1	1	(5)
Bank	5	5	2	—	—	—	10	10	(4)
Residential mortgages	81	70	16	15	15	—	422	423	—
Australian credit cards	—	—	—	62	64	(4)	255	264	(3)
Other retail	—	9	(100)	40	14	189	183	188	(3)
Small business	14	10	46	12	11	12	121	116	4
Specialised lending(1)	288	113	155	5	1	436	910	774	18
Securitisation - Westpac	13	12	11	—	—	—	—	—	—
Total	1,451	1,038	40	147	108	36	3,750	3,331	13
Standardised - Westpac	156	139	12	4	5	(12)
Securitisation - St.George	—	—	—	—	—	—
Standardised - St.George	313	239	31	82	69	18
Total	1,920	1,416	36	233	182	28

(1) Specialised lending: project & property finance.

4.3	CREDIT RISK	Pillar 3 Report June 2009

Table 17 (c)                                      Provisions/reserves for credit impairment including general reserve for credit losses

	Specific	General Reserve		Specific	General Reserve
	Provisions	for Credit Losses	Total	Provisions	for Credit Losses	Total
	30 Jun	30 Jun	30 Jun	31 Mar	31 Mar	31 Mar	31 Mar 2009
	2009	2009	2009	2009	2009	2009	to 30 Jun 2009
	$m	$m	$m	$m	$m	$m	% Mov’t
Collectively assessed provisions	233	3,016	3,249	182	2,885	3,067	6
Individually assessed provisions	1,920	—	1,920	1,416	—	1,416	36
Total provisions for impairment losses on loans & credit commitments	2,153	3,016	5,169	1,598	2,885	4,483	15

General reserve for credit losses adjustment		—	—		—	—	—
Total provision plus general reserve for credit losses adjustment	2,153	3,016	5,169	1,598	2,885	4,483	15

Disclosure regarding forward-looking statements	Pillar 3 Report June 2009

This report contains statements that constitute “forward-looking statements” or statements about “future matters” within the meaning of section 728(2) of the Corporations Act 2001 and/or “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934.

Forward-looking statements include statements regarding our intent, belief or current expectations with respect to Westpac’s business and operations, market conditions, results of operations and financial condition, capital adequacy, specific provisions and risk management practices. We use words such as ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘will’, ‘risk’ or other similar words to identify forward-looking statements. These forward-looking statements have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us and are subject to risks and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those Westpac expects, depending on the outcome of various factors, including, but not limited to those described in the section entitled “Principal risks and uncertainties” in Westpac’s Interim Financial Report for the six months ended 31 March 2009 and in the sections entitled “Competition” and “Risk management” in Westpac’s 2008 Annual Report available at www.westpac.com.au/investorcentre. Westpac is under no obligation, and does not intend, to update any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, after the date of this report.

Currency of presentation and certain definitions

In this report, unless otherwise stated or the context otherwise requires, references to ‘dollar amounts’, ‘$’, ‘AUD’ or ‘A$’ are to Australian dollars.

Any discrepancies between totals and sums of components in tables contained in this report are due to rounding.